Exhibit 99.1

SeatGeek Announces Third Quarter 2021 Financial Results

NEW YORK, NY – December 14, 2021 – SeatGeek, the high-growth, mobile-centric technology platform that is transforming the live-event experience for fans, teams, and venues, today announced its Q3 2021 financial results, including record net revenue and gross profits for a single quarter. As previously announced, SeatGeek recently entered into a Business Combination Agreement with RedBall Acquisition Corp. (“RedBall”), a publicly traded special purpose acquisition company (NYSE: RBAC).

Key Financial Results

$ Million	Three months ended
	September 30, 2021	June 30, 2021[1]	September 30, 2020[2]
Net revenue	$59.7	$40.9	$2.8
Gross profit	36.7	25.5	(4.2)
Contribution Margin[3]	5.9	7.3	(13.2)
Loss from operations	(16.6)	(11.2)	(24.1)
Adjusted EBITDA[3]	(10.8)	(5.1)	(20.9)

[1]

Sequential numbers presented for this period due to the non-meaningful prior year comparison. While the live events market was still depressed by the impact of the COVID-19 pandemic during Q2, which impact eased in Q3, we believe the quarter over quarter comparison is useful to investors.

[2]	Results for the three months ended September 30, 2020, reflect the impact of the global COVID-19 pandemic, which resulted in the suspension of substantially all live events in the company’s markets.
[3]

Contribution Margin and Adjusted EBITDA are not measures defined under Generally Accepted Accounting Principles in the U.S. (“GAAP”). See “Use of Non-GAAP Measures” below for information on these non-GAAP measures and a reconciliation to the most comparable GAAP measure.

Jack Groetzinger, CEO of SeatGeek, said, “As fans return to the events, SeatGeek is positioned better than ever to deliver the best experience for consumers and to unlock the most value for our partners. Last quarter we continued to roll out new products like SeatGeek Swaps, the first return policy offered by a major ticketer that allows customers to return their tickets without any hassle, no questions asked. We also added major new ticketing partners, including the Brooklyn Nets and Barclays Center, and the Philadelphia Flyers and Wells Fargo Center. SeatGeek is a technology company at its core. Our focus on providing the best technology and data for our customers has accelerated market share gains within our industry. Against a backdrop of strong industry tailwinds, that sets us up well for future and continued success.”

Setting a company record, Q3 2021 net revenue rose to $59.7 million, up approximately 46% from Q2 2021 and versus $2.8 million in Q3 2020, when most live events were suspended due to the global COVID-19 pandemic. Robust growth was driven by the company’s ongoing success attracting major venues and teams to SeatGeek’s primary ticketing enterprise platform, as well as the continued expansion of SeatGeek’s secondary ticketing revenue and market share.

Gross profit of $36.7 million in Q3 2021 was also a company record, up approximately 44% from Q2 2021. Contribution Margin, defined by the company as gross profit less sales and marketing expense, was $5.9 million in Q3 2021, compared to $7.3 million in Q2 2021, as a result of increased sales and marketing investment in markets with recently signed enterprise partnerships. Loss from operations for the quarter was ($16.6) million versus ($11.2) million in Q2 2021 and ($24.1) million in Q3 2020. Adjusted EBITDA for the quarter was a loss of ($10.8) million, versus ($5.1) million in Q2 2020, also reflecting increased R&D investment intended to accelerate the company’s momentum and competitive differentiation. In addition to top line growth, year-over-year comparisons benefited from prior year reductions in discretionary and variable expenses in response to decreased demand due to the COVID-19 pandemic.

Brad Tacy, SeatGeek CFO, added, “Our third quarter financial results demonstrate SeatGeek’s powerful economic flywheel at work. Our expanding share of enterprise partnerships with some of the best-known names and venues in sports and live entertainment not only drives primary ticketing revenue but also compounds significant gains in secondary ticket sales, as new markets become established, and consumers and partners realize the benefits of our integrated platform. Strong gross profits and operating leverage as markets mature position SeatGeek for margin expansion and significant long-term profitability. We are confident we have a long runway for growth in both the primary and the secondary ticketing markets and plan to invest in our business to capture that growth.”

RedBall filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC in connection with its proposed business combination with SeatGeek, which is currently expected to close in the first quarter of 2022, subject to the approval of RedBall’s shareholders and other customary closing conditions. Additional information can be accessed on the SEC’s website at www.sec.gov.

Use of Non-GAAP Measures

Contribution margin is a supplemental measure of operating performance monitored by management that is not defined under GAAP and that does not represent, and should not be considered as, an alternative to gross profit, as determined by GAAP. We define Contribution Margin as gross profit less sales and marketing expense. We use Contribution Margin to understand and evaluate the efficacy of our demand side spend.

Adjusted EBITDA is a supplemental measure of operating performance monitored by management that is not defined under GAAP and that does not represent, and should not be considered as, an alternative to net loss, as determined by GAAP. We define Adjusted EBITDA as loss from operations, adjusted for depreciation and amortization, equity-based compensation expense and transaction and public readiness costs. We use Adjusted EBITDA to understand and evaluate our core operating performance and trends.

We use Contribution Margin and Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, including assessing the efficacy of our marketing spend, and to communicate with our board of directors concerning our financial performance. We believe our non-GAAP measures are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider our non-GAAP measures alongside other financial performance measures, including gross margin, loss from operations and our other GAAP results. In evaluating our non-GAAP measures, you should be aware that in the future, we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by the types of items excluded from the calculation of our non-GAAP measures. Our non-GAAP measures are not a presentation made in accordance with GAAP and the use of the terms varies from others in our industry.

A reconciliation of Contribution Margin to gross profit, the most directly comparable GAAP measure, is as follows:

$ Million	Three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
Gross profit	$36.7	$25.5	$(4.2)
Sales and marketing expense	(30.8)	(18.2)	(9.0)

Contribution Margin	5.9	7.3	(13.2)

A reconciliation of Adjusted EBITDA to loss from operations, the most directly comparable GAAP measure, is as follows:

$ Million	Three months ended
	September 30, 2021	June 30, 2021	September 30, 2020
Loss from operations	$(16.6)	$(11.2)	$(24.1)
Depreciation and amortization	2.8	3.0	2.7
Equity based compensation[1]	2.0	2.0	0.5
Transaction & public readiness costs[2]	1.0	1.1	—

Adjusted EBITDA	(10.8)	(5.1)	(20.9)

[1]	Non-cash equity-based compensation expenses.
[2]

Transaction and public readiness costs include non-capitalizable costs related to the Business Combination and non-recurring expenses related to our public company readiness initiative undertaken in anticipation of becoming subject to SEC and other obligations of a publicly listed company upon completion of the Company’s proposed business combination with RedBall.

About SeatGeek

SeatGeek is on a mission to transform the live-event experience for fans, teams and venues. By combining a superior marketplace with unparalleled primary ticketing box office technology, SeatGeek has become a high-growth global ticketing leader. SeatGeek delights fans through industry-first features including: Deal Score, its proprietary ticket rating technology; Rally, its event-day operating system; and SeatGeek Swaps, the first return policy offered by a major ticketer. In parallel, its open-ecosystem enterprise ticketing software empowers teams, venues and promoters to efficiently grow their businesses while delivering the superior experience that die-hard fans deserve.

SeatGeek is proud to partner with some of the most recognized names in sports and live entertainment across the globe including the Dallas Cowboys, Brooklyn Nets and Liverpool F.C., as well as Major League Soccer (MLS), National Football League (NFL), half of the English Premier League (EPL) and multiple theaters across NYC’s Broadway and London’s West End. Curious? Visit www.seatgeek.com.

About RedBall Acquisition Corp.

RedBall Acquisition Corp.(NYSE: RBAC) is a blank-check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses with a focus on businesses in the sports, media and data analytics sectors, in particular professional sports franchises, which complement RedBall management team’s expertise and benefits from its strategic and hands-on operational leadership. RedBall’s management team represents a unique combination of operating, investing, financial and transactional experience. RedBall’s sponsor, RedBall SponsorCo LP, is an affiliate of RedBird Capital Partners.

No Offer or Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of RedBall, SeatGeek or any of their respective affiliates, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the proposed business combination and expectations regarding SeatGeek’s business prospects, margin expansion and long-term profitability. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither RedBall nor SeatGeek presently knows, or that RedBall or SeatGeek currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as may be required under applicable securities laws, RedBall and SeatGeek do not undertake any obligation to update these forward-looking statements and RedBall and SeatGeek specifically disclaim any obligation to do so . These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the impact of the COVID-19 pandemic; changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that the approval of the shareholders of RedBall or SeatGeek is not obtained or the failure of other closing conditions; the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination; failure to realize the anticipated benefits of the proposed business combination; the inability to obtain or maintain the listing of RedBall’s shares on the NYSE following the business combination; costs related to the business combination; the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; risks relating to the uncertainty of the projected financial information with respect to SeatGeek; risks related to the performance of SeatGeek’s business and the timing of expected business or revenue milestones; the effects of competition on SeatGeek’s business; SeatGeek’s history of operating losses and expectations of significant expenses and continuing losses for the foreseeable future; the ability of SeatGeek to maintain an effective system of internal control over financial reporting; the ability of SeatGeek to respond to economic and other factors adversely affecting the live event industry and general economic conditions; the ability of SeatGeek to grow market share in its existing markets or any new markets it may enter; the ability of SeatGeek to manage its growth effectively; the ability of SeatGeek to manage market and technology trends; the ability of SeatGeek to access sources of capital, including debt financing and other sources of capital to finance operations and growth; the ability of SeatGeek to maintain and enhance its products and brand, and to attract customers; the success of SeatGeek’s strategic relationships with third parties; the risk of cybersecurity attacks, data loss or other breaches of SeatGeek’s network security; the ability of SeatGeek to comply with governmental regulations; the amount of redemption requests made by RedBall’s stockholders; the ability of RedBall or SeatGeek to issue equity or equity-linked securities or obtain debt financing in connection with the proposed business combination or in the future; and those risks and uncertainties set forth under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration statement on Form S-4 and proxy statement/prospectus discussed below and other documents filed by RedBall from time to time with the SEC. In addition, forward looking statements are based on current expectations and beliefs concerning future developments and their potential effects on RedBall or SeatGeek. There can be no assurance that future developments affecting RedBall or SeatGeek will be those that RedBall or SeatGeek have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control or the control of RedBall or SeatGeek) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of RedBall’s or SeatGeek’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the continued spread of COVID-19 or variants thereof. It is not possible to predict or identify all such risks. RedBall and SeatGeek do not undertake any obligation to update these forward-looking statements and RedBall and SeatGeek specifically disclaim any obligation to do so, except as required under applicable securities laws.

Important Additional Information and Where to Find It

RedBall has filed a registration statement on Form S-4 (“Registration Statement”) with the SEC, which includes a proxy statement/prospectus of RedBall, which will be both the proxy statement to be distributed to holders of RedBall’s ordinary shares in connection with its solicitation of proxies for the vote by RedBall’s shareholders with respect to the proposed business combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued in the business combination to SeatGeek stockholders. After the Registration Statement is declared effective, RedBall will mail a definitive proxy statement/prospectus to the shareholders of RedBall as of a record date to be established for voting on the proposed business combination. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision with respect to the business combination. Before making any voting or investment decision, investors and security holders of RedBall and other interested persons are urged to carefully read the entire Registration Statement, the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus, when they each become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed business combination. The documents filed by RedBall with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by RedBall may be obtained free of charge from RedBall at www.redballac.com. Alternatively, these documents, when available, can be obtained free of charge from RedBall upon written request to RedBall Acquisition Corp., 667 Madison Avenue, 16th Floor, New York, NY 10065. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

RedBall and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RedBall with respect to the proposed business combination. For information regarding RedBall’s directors and executive officers and a description of their interests in RedBall, please see RedBall’s final prospectus related to its initial public offering filed with the SEC on August 13, 2020 and available free of charge at the SEC’s website at www.sec.gov. To the extent such holdings of RedBall’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Registration Statement and proxy statement/prospectus and other relevant documents when they become available. SeatGeek and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of RedBall in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination are included in the Registration Statement and proxy statement/prospectus for the proposed business combination.

Investor Contact

Teddy Collins, Vice President, Corporate Finance

ir@seatgeek.com

Media Contact

Dan Gagnier / Jeffrey Mathews, Gagnier Communications

seatgeek@gagnierfc.com

SeatGeek Media Relations

press@seatgeek.com